Exhibit n.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form N-2 to be filed on December 20, 2011 of our report dated March 11, 2011, related to the consolidated financial statements of Medallion Financial Corp. and subsidiaries as of December 31, 2010 and 2009 and for each of the three years in the three-year period ended December 31, 2010 and related to the selected financial ratios and other data for each of the five years in the five-year period ended December 31, 2010, our report dated March 11, 2011 related to the financial statements of Medallion Bank as of December 31, 2010 and 2009 and for each of the three years in the three-year period ended December 31, 2010, and our report dated December 20, 2011 related to the senior securities table as of December 31, 2010, 2009, 2008, 2007 and 2006 of Medallion Financial Corp. and Subsidiaries which appear in such Prospectus. We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ WeiserMazars LLP

WeiserMazars LLP

New York, New York

December 20, 2011